PRIVILEGED AND CONFIDENTIAL [_______], 20[__] Re: Change in Control Agreement Dear [_______]: Columbus McKinnon Corporation (the "Company") considers it essential to the best interests of its stockholders to foster the continuous employment of key management personnel. In this connection, the Board of Directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders. The Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including you, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company. In order to induce you to remain in the employ of the Company in your current executive position, the Company agrees that you shall receive the severance benefits set forth in this letter agreement (the "Agreement") in the event your employment in your current executive position with the Company is terminated under the circumstances described below subsequent to a "Change in Control of the Company" (as defined in Section 2). 1. Term of Agreement. This Change in Control Agreement shall commence effective the date hereof, and shall continue in effect through December 31, 20[__]; provided, however, that commencing on January 1, 20[__], and each year thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30th of such year, the Company shall have given notice that it does not wish to extend this Agreement; and provided, further, that if a Change in Control of the Company, as defined in Section 2, shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change in Control occurred. 2. Change in Control.

2 (i) Change in Control Defined. No benefits shall be payable hereunder unless there shall have been a Change in Control of the Company, as set forth below. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if: (a) Change in Share Ownership—any "Person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of either (i) the then outstanding shares of common stock of the Company or (ii) the combined voting power of the Company's then outstanding voting securities; (b) Change in Board Membership—during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), (d) or (e) of this Section 2) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; (c) Reorganization Changing Share Ownership—the stockholders of the Company approve a reorganization, merger or consolidation of the Company with any other entity, other than (i) a reorganization, merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such reorganization, merger or consolidation or (ii) a reorganization, merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as herein above defined) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the Company's then outstanding voting securities; (d) Disposition of Substantially All Company Assets—any Person or Persons acquire all or substantially all of the assets of the Company, whether in a single transaction or series of transactions; or (e) Shareholders Approve Dissolution etc.—the stockholders of the Company approve a plan of dissolution or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

3 3. Termination of Employment In Connection With Change in Control. (i) General. If any of the events described in Section 2 constituting a Change in Control of the Company shall have occurred while this Agreement is in effect, you shall be entitled to the benefits provided in Section 4(iii) upon termination of your employment within six (6) months preceding or twenty-four (24) months following such a Change in Control unless such termination is (i) because of your death or Disability, (ii) by the Company for Cause, or (iii) by you other than for Good Reason. In the event your employment with the Company is terminated for any reason more than six (6) months before, or more than twenty-four (24) months after, a Change in Control of the Company, you shall not be entitled to any benefits hereunder. (ii) Disability. If, as a result of your incapacity due to physical or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six (6) consecutive months, and within thirty (30) days after written Notice of Termination is given (which may be given at any time after five (5) months of such absence) you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability." (iii) Cause. Termination by the Company of your employment for "Cause" shall mean termination: (a) upon the commission by you of a willful serious act, such as embezzlement, against the Company which is intended to enrich you at the expense of the Company or upon your conviction of a felony involving moral turpitude, or (b) in the event of willful, gross neglect or willful, gross misconduct or a violation of the Company's Code of Conduct resulting in either case in material harm to the Company, as determined at the sole discretion of the Company's Board of Directors. For purposes of this Section 3(iii), no act, or failure to act, on your part shall be deemed "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company. (iv) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without your express written consent, the occurrence before or after (and reasonably connected to) a Change in Control of the Company of any of the following circumstances provided that you give a Notice of Termination to the Company describing the occurrence of the circumstance within 90 days after the circumstance occurs and the Company fails to substantially correct the circumstance within 30 days after of such Notice of Termination is given: (a) Material Reduction in Base Pay—a material reduction by the Company in your annual base salary as in effect on the date hereof or as the same may be increased from time to time;

4 (b) Required Relocation—the Company's requiring you to be based at a Company office more than 50 miles farther from your principal residence than the Company's offices at which you are principally employed immediately prior to the date of the Change in Control except for required travel on the Company's business to an extent substantially consistent with your present business travel obligations; (c) Failure to Pay Compensation—the failure by the Company to pay to you any portion of your current compensation within seven (7) days of the date such compensation is due or any portion of your compensation under any deferred compensation program of the Company within thirty (30) days of the date such compensation is due; (d) Failure to Comply with Employment Termination Procedure—any purported termination of your employment that is not affected pursuant to a Notice of Termination satisfying the requirements of Section 3(v) hereof (and, if applicable, the requirements of Section 3(iii) hereof), which purported termination shall not be effective for purposes of this Agreement; or (e) Diminution of Position etc.—the assignment to you of any duties or responsibilities, or the removal from you of any duties or responsibilities, that constitutes a material diminution of your position, duties, responsibilities or status as in effect preceding such Change in Control, including no longer reporting directly to the Board. Your right to terminate your employment pursuant to this Section 3(iv) shall not be affected by your incapacity due to physical or mental illness. Subject to the requirement that you give a Notice of Termination to the Company within 90 days after the occurrence of a circumstance constituting Good Reason, your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder. (v) Notice of Termination. Any purported termination of your employment by the Company or by you shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 6. "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated. (vi) Date of Termination. "Date of Termination" shall mean: (a) Disability—if your employment is terminated for Disability in accordance with Section 3(ii), thirty (30) days after Notice of Termination is given (provided that you shall have been absent from the full-time performance of your duties and shall not have returned to the full-time performance of your duties during such 30-day period); or (b) Other than Disability—if your employment is terminated pursuant to Section 3(iii) (Cause) or Section 3(iv) (Good Reason) hereof or for any other reason (other than

5 Disability), the date specified in the Notice of Termination (which, in the case of a termination for Cause shall not be less than thirty (30) days from the date such Notice of Termination is given, and in the case of a termination for Good Reason shall not be less than thirty (30) nor more than sixty (60) days from the date such Notice of Termination is given). 4. Compensation Upon Termination. Following a Change in Control of the Company, you shall be entitled to the following benefits during a period of Disability, or upon termination of your employment within six (6) months preceding or twenty-four (24) months following such a Change in Control: (i) Disability. During any period that you are absent from the full-time performance of your duties with the Company as a result of Disability, you shall receive the normal benefits provided by the Company to employees in your classification in connection with a Disability. You shall not receive any additional benefits under this Agreement. Thereafter, or in the event your employment shall be terminated by reason of your death, your benefits shall be determined under the Company's retirement, insurance and other compensation programs then in effect in accordance with the terms of such programs. (ii) Termination By Company For Cause or By You Not for Good Reason. If your employment shall be terminated by the Company for Cause or by you other than for Good Reason, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all other amounts to which you are entitled under any bonus or other compensation plan of the Company at the time such payments are due, and the Company shall have no further obligations to you under this Agreement. (iii) Termination by Company Other than for Cause or by You for Good Reason. If your employment by the Company should be terminated by the Company other than for Cause or Disability or if you should terminate your employment for Good Reason, you shall be entitled to the benefits provided below: (a) Salary and Bonus to Date of Termination—the Company shall pay to you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, plus all bonuses earned by you to the Date of Termination that you would have received if you had remained in the employment of the Company (including any bonus earned in the prior year but not yet paid and a pro rata amount of any bonus earned during the year in which the Date of Termination occurs, which shall be paid at the normal time), plus all other amounts to which you are entitled under any compensation plan of the Company, at the time such payments are due; (b) Lump Sum Severance Pay—in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, at the time specified in Section 4(iv), a lump sum severance payment (together with the payments provided in paragraphs (c), (d) and (e) below, the "Severance Payments") equal to three (3) times the sum of (i) your highest annual rate of base salary in effect at any time before the Date of Termination, and (ii) the greater of (x) the annual target bonus (annualized in the

6 case of any bonus paid with respect to a partial year) under the Company's then current Executive Incentive Plan and Corporate Incentive Plan or any then current similar plans (the "Management Incentive Plans") in effect on the Date of Termination or (y) the annual target bonus (annualized in the case of any bonus paid with respect to a partial year) under the Management Incentive Plans in effect immediately prior to such Change in Control; (c) Payment of Health Insurance Cost—you will receive from the Company a lump sum payment, in cash, equal to thirty-six (36) times the monthly cost you would incur if you elected to receive COBRA coverage under all Company group health plans under which you are receiving coverage at the time of your termination and you will be permitted (but not required) to elect COBRA coverage under such plan or plans for any period of time up to the maximum permitted under such plan or plans; (d) Outplacement Services—the Company shall pay directly or reimburse you for the cost of outplacement services with an outplacement firm selected by you for a period of up to six months and for an amount not to exceed $25,000 provided that such outplacement services must be received by you, and any reimbursable expenses incurred by you submitted to the Company, within twenty-four (24) months following your Date of Termination; and (e) Equity Award Vesting—unless otherwise provided in an equity award agreement, you shall be fully vested as of the date of the Change in Control in any and all equity awards (including but not limited to stock options and restricted stock) held by you immediately prior to such Change in Control. (iv) Time of Payment. (a) Direct Payment or Reimbursement. Amounts payable under Section 4(iii)(d) (Outplacement Services) shall be paid directly by the Company when invoiced by the provider of outplacement services or reimbursed within 10 days after Company receives reasonable proof of payment of such services by you. (b) Lump Sum Payments. Subject to Section 14, the payments provided for in Section 4(iii)(b) (Lump Sum Severance Pay) and Section 4(iii)(c) (Payment of Health Insurance Cost); provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to you on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to you payable on the fifth day after demand therefor by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

7 (v) No Requirement to Mitigate Payments. You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise. (vi) Cut-Back to Avoid Excess Parachute Payment. Notwithstanding any provision of this Agreement to the contrary, in the event it shall be determined that any "payments in the nature of compensation" (within the meaning of Section 280G of the Code) provided to you in connection with a Change in Control of the Company or the termination of your employment (the “Applicable Payment”) would but for this Section 4(vi) be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the “Excise Tax”) then the Applicable Payment shall either be (i) provided to you in full, or (ii) provided to you as to such lesser extent which would result in no portion of the Applicable Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable income. and employment taxes. the Excise Tax and any other applicable taxes, results in the receipt by you on an after-tax basis, of the greatest amount of the Applicable Payment. notwithstanding that all or some portion of the Applicable Payment may be subejct to the Excise Tax. Any reduction in the Actual Payment shall be taken from the lump sum severance pay otherwise payable to you under Section 4(iii)(b). All calculations required to be made under this Section 4(vi) will be made by the Company’s independent public accountants in accordance with the principles of Section 280G of the Code and shall be binding on you and the Company absent gross error or fraud. You acknowledge and agree that the actual implementation of the provisions of this Section 4(vi) are complex and agree to deal with the Company in good faith to resolve any questions or disagreements arising hereunder. Furthermore, the intent of this Section 4(vi) is to maximize the net after-tax proceeds received by you of the Applicable Payment. Accordingly, in the event of an examination by the Internal Revenue Service resulting in a final non-appealable determination that an amount of the Excise Tax is due and owing with respect to the receipt of the Applicable Payment which was not anticipated or accounted for by you and the Company, you agree to cooperate in making any adjustments to the Applicable Payment (including the repayment of a portion of the Applicable Payment to the Company) as may be necessary consistent with the intent of this Section 4(vi); provided, however and for purposes of clarity in no event shall the Company be obligated to pay to you an amount in excess of the full amount of the Applicable Payment if it is determined under this Section 4(vi) that payment of the full amount of the Applicable Payment results in the receipt by you on an after-tax basis of the greatest amount of the Applicable Payment, notwithstanding that all or some portion of the Applicable Payment may be subject to the Excise Tax. 5. Successors, Binding Agreement. (i) Company To Require Successor To Assume Obligations. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the

8 Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you had terminated your employment for Good Reason following a Change in Control of the Company regardless of whether such succession constitutes a "Change in Control" under section 2(i). In order to receive compensation under this Section 5, you must terminate your employment in accordance with Section 3(iv) (including providing the Company or its successor with a Notice of Termination within 90 days following the Company's failure and providing the Company with 30 days in which to correct its failure), however, the failure of the Company to obtain such assumption and agreement prior to the effectiveness of the succession shall be deemed the "Good Cause" that justifies your termination of employment. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise. (ii) Agreement To Benefit Your Successors. This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate. (iii) Waiver of Defenses, Presumption. The Company expressly acknowledges and agrees that you shall have a contractual right to the benefits provided hereunder, and the Company expressly waives any ability, if possible, to deny liability for any breach of its contractual commitment hereunder upon the grounds of lack of consideration, accord and satisfaction or any other defense. In any dispute arising after a Change in Control of the Company as to whether you are entitled to benefits under this Agreement, there shall be a presumption that you are entitled to such benefits and the burden of proving otherwise shall be on the Company. (iv) Payments Do Not Offset Other Amounts Due from Company. All benefits to be paid hereunder shall be in addition to any Disability, workers' compensation, or other Company benefit plan distribution, unpaid vacation or other unpaid benefits that you have at the Date of Termination. (v) Termination of Agreement by Company. Notwithstanding anything to the contrary contained in this Agreement, in the event that the scope or extent of your employment duties or responsibilities with the Company are reduced as determined by the Company in its sole discretion, this Agreement shall terminate, and the Company shall have no further obligations to you hereunder. The Company shall deliver to you a written notice (the "Termination Notice") of such determination and this Agreement shall terminate effective upon your receipt of the Termination Notice; provided, however, that no Termination Notice shall be effective if delivered within six (6) months prior to a Change in Control of the Company.

9 6. Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notice to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt. 7. Miscellaneous. (i) Amendment of Agreement. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. (ii) Waivers Do Not Apply To Subsequent Breaches. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. (iii) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of law principles. (iv) References to Statutes. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. (v) Section Headings. Section, subsection and paragraph headings are for convenience only and shall not be taken into account in the construal of this Agreement. (vi) Survival of Company's Obligations. In the event of a Change in Control of the Company during the term of this Agreement, the obligations of the Company under Section 4 shall survive the expiration of the term of this Agreement consistent with the periods referenced in Section 4. (vii) Application of Code Section 409A. This Agreement is intended to comply with Internal Revenue Code Section 409A and shall be construed in such manner as to avoid a violation of said Code section. 8. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10 9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. 10. Resolution of Disputes (i) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in the State of New York, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. (ii) Notification of a Dispute, Procedure. In the event that either party to this Agreement seeks to dispute an action or inaction of the other party (including but not limited to a claim of termination of your employment for a specified reason, a claim that termination or Change in Control occurred on a specified date, or a determination concerning an amount payable under Section 4), the party wishing to dispute the action or inaction shall give notice to the other party that a dispute exists. In the case of a dispute regarding termination of your employment, such notice shall be given within 15 days after any Notice of Termination is given or, if the Notice of Termination is not properly given, prior to the Date of Termination. In the case of any other dispute, such notice shall be given reasonably promptly after the disputing party becomes aware (or would have become aware upon the exercise of reasonable diligence) of the facts giving rise to the dispute. Thereafter, you shall pursue the resolution of such dispute with reasonable diligence including commencing an arbitration proceeding in accordance with Section 10(i) within 180 days after the notice of dispute is given and pursuing resolution of the dispute through the arbitration proceeding with reasonable diligence. The Company shall pay to you all reasonable legal fees and expenses incurred by you in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement provided that the Court or arbitrators do not find that you acted in bad faith. (iii) Date of Termination. The Date of Termination provided under Section 3(vi) shall not be changed as a result of a dispute concerning the termination of your employment. (iv) Delay in Payment of Amount Due. If the Company fails to pay any amount due under Section 4 in connection with the termination of your employment and you dispute such failure, payment of such amount shall be made no later than the end of your first taxable year in which the you and the Company enter into a legally binding settlement of such dispute, the Company concedes that the amount is payable, or the Company is required to make such payment pursuant to a final and nonappealable judgment or other binding decision. 11. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and during the term of the Agreement supersedes the provisions of all prior Change in Control agreements entered into between you and the Company and all other prior agreements, promises, covenants, arrangements, communications,

11 representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto with respect to the subject matter hereof. 12. Payments Net of Withholding. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. 13. No Other Severance Payments. The benefits provided under this Agreement in the event of a Change in Control are your exclusive severance benefit. Accordingly, you agree that you will not receive benefits under any broad-based severance plan of the Company if you receive any severance benefits under this Agreement. 14. Delayed Payment to Specified Employee. In the event that you are a "Specified Employee" on your Date of Termination hereunder, no payment shall be made to you under this Agreement until the day following the 6-month anniversary of your Date of Termination to the extent necessary to comply with the requirements of Section 409A of the Code. The preceding sentence shall not apply to: (i) payment of reasonable legal fees and expenses incurred by you in connection with a dispute, in accordance with Section 10(ii); (ii) payment of severance pay as provided in Section 4(iii)(b) but only to the extent that such pay is paid on account of involuntary separation from service, such pay does not exceed two times the lesser of your annualized compensation or the amount that can be taken into account under Internal Revenue Code Section 401 (a)(17) in the calendar year in which occurs your Date of Termination, and such pay is paid on or before the last day of the second calendar year following the calendar year in which occurs your Date of Termination, all within the meaning of within the meaning of Treas. Reg. Sec. 1.409A-1(b)(9)(iii) (iii) payment for outplacement services in accordance with Section 4(iii)(d); or (iv) the acceleration of vesting of any equity award (that does not constitute a deferral of compensation under the Code Section 409A regulations) in accordance with Section 4(iii)(e). You are a "Specified Employee" if your Date of Termination occurs on or after July 1 of a calendar year and you were a "key employee" within the meaning of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-consecutive month period ending on the preceding March 31. If your Date of Termination occurs in a given calendar year before July 1 of that year, you are a Specified Employee" if you were a "key employee" (within the meaning of the preceding sentence) on any day during the second preceding 12-consecutive month period ending on the preceding March 31.

12 If this letter sets forth our agreement on the subject matter thereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our agreement on this subject. Sincerely, COLUMBUS MCKINNON CORPORATION By: ______________________________ Name: Title: Agreed as of the ____ day of ________ ___________________________ Name: [_________________]